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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF LATHAM & WATKINS]


                                December 13, 1996








Petco Animal Supplies, Inc.
9125 Rehco Road
San Diego, California  92121

        Re:      Registration Statement on Form S-3;
                 876,706 Shares of Common Stock, Par Value $.0001 Per Share

Ladies and Gentlemen:

                  In connection with the registration by Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), of 876,706 shares of common stock of the Company, par value $.0001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on December 13, 1996 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings have been timely completed in the manner described in the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

                  Subject to the foregoing, it is our opinion that, as of the date of this letter, the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
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                  We consent to your filing this opinion as an exhibit to the
Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                Very truly yours,

                           /s/  LATHAM & WATKINS